Exhibit 3.1
AMENDED AND RESTATED BY-LAWS
OF
CARRIAGE SERVICES, INC.
May 16, 2023
PREAMBLE These Amended and Restated By-Laws (the “by-laws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the certificate of incorporation, as amended (the “Certificate of Incorporation”), of Carriage Services, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these by-laws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.
ARTICLE ONE: OFFICES
1.1 REGISTERED OFFICE AND AGENT. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.
1.2 OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.
ARTICLE TWO: MEETING OF STOCKHOLDERS
2.1 ANNUAL MEETING. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
2.2 SPECIAL MEETING. A special meeting of stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board of Directors, pursuant to a resolution approved by a majority of the members of the Board of Directors at the time in office, and no stockholder of the Corporation shall have the right to require the Board of Directors to call a special meeting of stockholders or to propose business at a special meeting of stockholders. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting or in a duly executed waiver of notice of such meeting. The Board of Directors may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

Exhibit 3.1
2.3 PLACE OF MEETINGS. An annual meeting of stockholders may be held at any place within or without the State of Delaware, or by means of remote communication, designated by the Board of Directors. A special meeting of stockholders may be held at any place within or without the State of Delaware, or by means of remote communication, designated in the notice of the meeting or a duly executed waiver of notice of such meeting. The Board of Directors, in its sole discretion, may determine that meetings of stockholders be held by means of remote communication, provided that the Corporation implement the measures for remote communications set forth in Section 8.8.
2.4 NOTICE. Written or printed notice stating the place (if any), day, and time of each meeting of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different than the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty (60) days before the date of the meeting (unless a different time is specified by law), whether personally, by mail, or by a form of electronic transmission to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary or an Assistant Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address, and such notice will be deemed to be given when deposited in the U.S. mail. Notice sent by a form of electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, or (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a proper waiver of notice. Proper waiver of notice shall either be in writing and signed by the person entitled to notice, or transmitted electronically by the person entitled to notice. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
2.5 VOTING LIST. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of at least ten (10) days prior to such meeting, such list shall be open to examination, for any purpose germane to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or (ii) at the principal place of business of the Corporation during ordinary business hours. In the event that the Corporation determines to make the list

Exhibit 3.1
available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as required by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.
2.6 ADJOURNMENTS. Any meeting of stockholders of the Corporation may be adjourned or recessed, though less than a quorum, from time to time to reconvene at the same or some other place, if any, by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person or represented by proxy and vote at such adjourned or recessed meeting, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (c) set forth in the notice of meeting given in accordance with these by-laws. At the adjourned or recessed meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 2.4 of these by-laws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
2.7 QUORUM. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these by-laws. For the purposes of these by-laws, a stockholder or proxy holder not physically present at a meeting of stockholders may be deemed present in person at that meeting by means of remote communication, provided that the Corporation implement reasonable measures to verify his or her attendance and eligibility. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time in accordance with Section 2.6 of these by-laws.
2.8 REQUIRED VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the Certificate of Incorporation, or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may

Exhibit 3.1
continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.9 METHOD OF VOTING; PROXIES. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Each such proxy shall be filed with the Secretary or an Assistant Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
2.10 RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
2.11 CONDUCT OF MEETING. The Chair of the Board of Directors, if such office has been filled, or in his or her absence the Vice Chair, the Lead Director, or the Chief Executive Officer of the Corporation, in the order named, shall call meetings of the stockholders to order, and shall act as chair of the meeting at any such meeting; provided, however, that the Board of Directors may appoint any person to act as chair of any meeting in the absence of the Chair of the Board of Directors or the Lead Director. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these by-laws or by a person appointed by the meeting. The Board of Directors may adopt by resolution

Exhibit 3.1
such rules and procedures for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (i) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (j) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (k) any rules or procedures as the chair may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.
2.12 INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chair of the meeting shall, or if inspectors shall not have been appointed, the chair of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chair of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.
2.13 NOMINATIONS FOR ELECTION AS A DIRECTOR; ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS.
a.No business may be transacted at any meeting of the stockholders, including the nomination or election of persons to the Board of Directors, other than business that is either specified in the notice of meeting (or any supplement thereto) given by the Board of

Exhibit 3.1
Directors (or any duly authorized committee thereof) with respect to the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice requirements of the Corporation for nominations and other business and as set forth in this Section 2.13 (such proposing stockholder(s), together with the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business is proposed to be made at the meeting, a “Proposing Stockholder”).
b.Only persons who are nominated in accordance with Section 2.13(a) shall be eligible for election by stockholders as, and to serve as, directors. In addition, any proposal of business (other than nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.
c.Such proposals for business (including, but not limited to, director nominations), other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or public disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice pursuant to this Section 2.13 shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) for an annual meeting, not more than one hundred and twenty (120) days and not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, or, in the event that the date of the annual meeting is more than thirty (30) days prior to the anniversary date of the immediately preceding annual meeting or if no annual meeting was held in the previous year, not earlier than the close of business on the one hundred and twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to the annual meeting and (B) the close of business on the tenth (10th) day following the first date of public disclosure of such meeting via a press release or in a document filed with the Securities and Exchange Commission (the “SEC”), and (ii) with respect to a special meeting of stockholders of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 2.4 or public disclosure of the date of the special meeting via a press release or in a document filed with the SEC was made, whichever first occurs. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of notice as described above.
d.The Proposing Stockholder’s notice to the Secretary for director nominations shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) a description of any agreement, arrangement or understanding with respect to the nomination entered into by such person and any others known by such person to be acting in concert with such person, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings

Exhibit 3.1
during the past three (3) years, and any other material relationships, between or among the Proposing Stockholder, on the one hand, and each proposed nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iii) a written questionnaire with respect to the background and qualifications of such director nominee, completed by such director nominee in the form required by the Corporation (which form any stockholder of record shall request in writing from the Secretary and which the Secretary shall provide to such stockholder of record within ten (10) days after receiving such request), and (iv) a written representation and agreement completed by such director nominee in the form required by the Corporation (which form any stockholder of record shall request in writing from the Secretary and which the Secretary shall provide to such stockholder of record within ten (10) days after receiving such request) providing that such director nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such director nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such director nominee’s ability to comply, if elected as a director of the Corporation, with such director nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these by-laws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies; and (D) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
e.The Proposing Stockholder’s notice to the Secretary shall set forth, as to the Proposing Stockholder: (i) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such Proposing Stockholder and any pledge by such Proposing Stockholder with respect to any of such securities, (ii) a description of any arrangements or understandings, written or oral, between the Proposing Stockholder and any other person or persons (including their names) in connection with the proposal of such business by the Proposing Stockholder and any material interest of the Proposing Stockholder in such business, (iii) a description of any agreement, arrangement or understanding, written or oral (including any derivative or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, repurchase agreements and borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements), that have

Exhibit 3.1
been entered by, or on behalf of, such Proposing Stockholder, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposing Stockholder, with respect to securities of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D, 13F or 13G in accordance with the Exchange Act (any of the foregoing, a “Derivative Instrument”), (iv) a representation that the Proposing Stockholder intends to appear in person or cause a representative of such Proposing Stockholder to appear in person at the meeting to bring such business before the meeting or nominate any person, as applicable, and an acknowledgment that, if such Proposing Stockholder (or representative) does not appear to present such business or nominees, as applicable, at such meeting, the Corporation need not present such business or nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (v) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Stockholder that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Stockholder (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (vii) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such Proposing Stockholder, (viii) any direct or indirect interest of such Proposing Stockholder in any contract or arrangement with the Corporation, any Affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (ix) a description of any performance-related fees (other than asset-based fees) to which such Proposing Stockholder may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Instruments, (x) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Stockholder with respect to the Corporation, including a description of any agreement that would be required to be disclosed by such Proposing Stockholder pursuant to Item 5 or Item 6 of Schedule 13D (xi) (A) if the Proposing Stockholder (or the beneficial owner(s) on whose behalf such Proposing Stockholder is submitting a notice to the Corporation) is not a natural person, the identity of each natural person associated with such Proposing Stockholder (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Stockholder (or beneficial owner(s)), the

Exhibit 3.1
qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Proposing Stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (B) if the Proposing Stockholder (or the beneficial owner(s) on whose behalf such Proposing Stockholder is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such Proposing Stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting, and (xii) a representation whether the Proposing Stockholder intends or is part of a group that intends to (A) solicit proxies in support of director nominees in accordance with Rule 14a-19 under the Exchange Act, or (B) engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation; provided, however, that the disclosures described in the foregoing subclauses (i)–(xii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these by-laws on behalf of a beneficial owner.
f.At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. Other than directors chosen pursuant to the provisions of Section 3.5, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. The chair of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these by-laws and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.
g.No business shall be conducted at any meeting of stockholders, and no person nominated by a stockholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 2.13. Determinations of the chair of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.
h.Notwithstanding anything herein to the contrary, if (A) any Proposing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any director nominee and (B) (1) such Proposing Stockholder subsequently either (x) notifies the Corporation that such Proposing Stockholder no longer intends to solicit proxies in

Exhibit 3.1
support of the election or reelection of such director nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other Proposing Stockholder that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such director nominee (x) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these by-laws, still intends to solicit proxies in support of the election or reelection of such director nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such director nominee shall be disregarded and no vote on the election of such director nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Proposing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Proposing Stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
i.In addition to the information required pursuant to the provisions of this Section 2.13, the Corporation may require any Proposing Stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a director nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such director nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Proposing Stockholder within ten (10) days after it has been requested by the Corporation. The Board may require any director nominee to submit to interviews with the Board or any committee thereof, and such director nominee shall make himself or herself available for any such interviews within ten (10) days following such request.
j.A Proposing Stockholder shall update such Proposing Stockholder’s notice provided under the foregoing provisions of this Section 2.13, if necessary, such that the information provided or required to be provided in such notice shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the meeting and (ii) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof). Such update shall (A) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (y) not later than the close of business seven (7) business days prior to the date for

Exhibit 3.1
the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (B)), (B) be made only to the extent that information has changed since such Proposing Stockholder’s prior submission and (C) clearly identify the information that has changed since such Proposing Stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 2.13 and shall not extend the time period for the delivery of notice pursuant to this Section 2.13. If a Proposing Stockholder fails to provide such written update within such period, the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.13.
k.The number of nominees a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, subject to applicable law, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.13(c).
2.14 NO ACTION BY STOCKHOLDER CONSENT IN LIEU OF A MEETING. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent by such stockholders.
ARTICLE THREE: DIRECTORS
3.1 MANAGEMENT. The business and property of the Corporation shall be managed by the Board of Directors. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these by-laws, the Board of Directors may exercise all the powers of the Corporation.
3.2 NUMBER; ELECTION; TERM. The number of directors which shall constitute the entire Board of Directors shall be determined from time to time by resolutions adopted by the Board of Directors. Except as otherwise required by law or the Certificate of Incorporation of the Corporation, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. In a contested election, the directors shall be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. In an uncontested election, the directors shall be elected by a majority of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.
The following additional procedures apply in an uncontested election of an incumbent director: A nominee who does not receive a majority of the votes cast shall promptly deliver a written resignation to the Board of Directors and shall continue to serve as a holdover director until the effective date of the director’s resignation which shall be no later than one hundred and twenty (120) days after the date of the election. The remaining Board of Directors, by a majority vote, promptly shall determine whether to decline to accept or to accept the resignation of such director. If the Board of Directors declines to accept the resignation, the director may continue to serve so long as such nominee received a plurality of the votes cast. If the Board of Directors accepts the resignation, the office shall be considered vacant and the Board of Directors may fill the office pursuant to Section 3.5 of the by-laws.

Exhibit 3.1
Each director shall hold office until his term expires as provided in the Certificate of Incorporation and until his or her successor is elected and qualified or, if earlier, until his or her death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.
3.3 CHANGE IN NUMBER. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.
3.4 REMOVAL. Except as otherwise provided in the Certificate of Incorporation, at any meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed only for cause and only by a vote of the holders of at least eighty percent (80%) of the shares then entitled to vote on the election of directors;
3.5 VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until his or her term expires as provided in the Certificate of Incorporation and until his or her successor is elected and qualified or, if earlier, until his or her death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Any director may resign at any time by giving notice in writing to the Chair of the Board of Directors, the President, or the Secretary. Except as otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these by-laws with respect to the filling of other vacancies.
3.6 MEETINGS OF DIRECTORS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting or duly executed waiver of notice of any such meeting.
3.7 FIRST MEETING. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.
3.8 ELECTION OF OFFICERS. At the first meeting of the Board of Directors after each annual meeting of stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.
3.9 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.
3.10 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chair of the Board, the Lead Director, the Chief Executive Officer, or any director.

Exhibit 3.1
3.11 NOTICE. The Secretary shall give notice of each special meeting to each director at least twenty-four (24) hours before the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Such notice will be properly and timely given if it is (a) deposited in the United States mail not later than the third (3rd) calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least twenty-four (24) hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.
3.12 QUORUM; MAJORITY VOTE. At all meetings of the Board of Directors, one-third (1/3) of the directors fixed in the manner provided in these by-laws shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these by-laws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these by-laws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.
3.13 PROCEDURE. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chair of the Board, if such office has been filled, or in his or her absence the Vice Chair, the Lead Director, or the Chief Executive Officer of the Corporation, in the order named, shall preside at all meetings of the Board of Directors. In the absence or inability to act of either such officer, a chair shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.
3.14 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.15 COMPENSATION. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, that nothing contained

Exhibit 3.1
herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.
ARTICLE FOUR: COMMITTEES
4.1 DESIGNATION. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.
4.2 NUMBER; QUALIFICATION; TERM. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.
4.3 AUTHORITY. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these by-laws.
4.4 COMMITTEE CHANGES. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.
4.5 ALTERNATE MEMBERS OF COMMITTEES. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
4.6 REGULAR MEETINGS. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
4.7 SPECIAL MEETINGS. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.
4.8 QUORUM; MAJORITY VOTE. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting

Exhibit 3.1
at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, these by-laws or the resolutions creating the committee.
4.9 MINUTES. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.
4.10 COMPENSATION. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
4.11 RESPONSIBILITY. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.
ARTICLE FIVE: OFFICERS
5.1 NUMBER; TITLES; TERM OF OFFICE. The officers of the Corporation shall be a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a Chair of the Board, Vice Chair of the Board, Chief Executive Officer, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine), and a Treasurer. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the state of Delaware.
5.2 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
5.3 VACANCIES. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.
5.4 AUTHORITY. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these by-laws or as may be determined by resolution of the Board of Directors not inconsistent with these by-laws.
5.5 COMPENSATION. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to a committee of the Board of Directors, the Chair of the Board or the President.

Exhibit 3.1
5.6 CHAIR OF THE BOARD. The Chair of the Board shall have such powers and duties as may be reasonably prescribed by the Board of Directors. Such officer shall preside, if present, at all meetings of the stockholders and of the Board of Directors. Such officer may sign all certificates for shares of stock of the Corporation.
5.7 VICE CHAIR OF THE BOARD. In addition to the Chair of the Board, the Board may elect a Vice Chair of the Board. If elected, the Vice Chair of the Board shall preside at all meetings of the Board and all meetings of stockholders in the Chair of the Board’s absence.
5.8 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He or she shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He or she shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibility, and shall have such powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these by-laws.
5.9 PRESIDENT. The President shall have such powers and duties as may be assigned to him or her by the Chief Executive Officer. If the Board of Directors has not elected a Chief Executive Officer or in the absence or inability to act of the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence that there is no Chief Executive Officer or that the Chief Executive Officer is absent or unable to act.
5.10 VICE PRESIDENTS. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President, and (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.
5.11 TREASURER. The Treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.
5.12 ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Exhibit 3.1
5.13 SECRETARY. Except as otherwise provided in these by-laws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in books provided for that purpose, and he or she shall attend to the giving and service of all notices. He or she may sign with the Chair of the Board, the Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. He or she may sign with the Chair of the Board, the Chief Executive Officer or the President all certificates for shares of stock of the Corporation, and he or she shall have charge of the certificate books, transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He or she shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chief Executive Officer, and the President.
5.14 ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer’s absence or inability to act.
ARTICLE SIX: CERTIFICATES AND STOCKHOLDERS
6.1 CERTIFICATES FOR SHARES. Certificate for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors; provided that the Board of Directors may also provide that some or all of any class or series of shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. The certificates shall be signed by the Chair of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if her were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.
6.2 REPLACEMENT OF LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

Exhibit 3.1
6.3 TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.
6.4 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
6.5 REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.
6.6 LEGENDS. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE SEVEN: INDEMNIFICATION
7.1 GENERAL INDEMNIFICATION. The Board of Directors may, in such cases or categories of cases as it deems appropriate, indemnify and hold harmless, or make provision for indemnifying and holding harmless, members of the Board of Directors, officers, employees, and agents of the corporation, and persons who formerly held such positions, and the estates of any of them against any or all claims and liabilities (including reasonable legal fees and other expenses incurred in connection with such claims or liabilities) to which any such person shall have become subject by reason of his having held such a position or having allegedly taken or omitted to take any action in connection with such position.
7.2 INDEMNIFICATION OF BOARD MEMBERS AND OFFICERS.
a.To the fullest extent permitted by the Delaware General Corporation Law for a corporation subject to such law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits a Delaware corporation to provide broader indemnification rights than said law permitted such corporation to provide prior to such amendment), the Corporation will indemnify and hold harmless each member of the Board of Directors and officer of the Corporation or any subsidiary against any and all claims, liabilities, and expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred and arising from any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any such person shall have become subject by reason of having held such a position or having allegedly taken or omitted to take any

Exhibit 3.1
action in connection with any such position. However, the foregoing shall not apply to:
i.any breach of such person’s duty of loyalty to the corporation or its stockholders;
ii.any act or omission by such person not in good faith or which involves intentional misconduct or where such person had reasonable cause to believe his conduct was unlawful, or
iii.any transaction from which such person derived any improper personal benefit.
b.The decision concerning whether a particular indemnitee has satisfied the foregoing shall be made by (i) the Board of Directors by a majority vote of a quorum consisting of members who are not parties to the action, suit, or proceeding giving rise to the claim for indemnity (“Disinterested Directors”), whether or not such majority constitutes a quorum; (ii) a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by independent legal counsel in a written opinion; or (iv) a vote of the stockholders.
c.The Board of Directors may authorize the advancement of expenses to any member of the Board of Directors or officer, subject to a written undertaking to repay such advance if it is later determined that the indemnitee does not satisfy the standard of conduct required for indemnification. The Chair of the Board is authorized to enter into contracts of indemnification with each member of the Board of Director and officer of the Corporation with respect to the indemnification provided in the by-laws and to renegotiate such contracts as necessary to reflect changing laws and business circumstances.
ARTICLE EIGHT: MISCELLANEOUS PROVISIONS
8.1 DIVIDENDS. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.
8.2 RESERVES. There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
8.3 BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Exhibit 3.1
8.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year shall be the calendar year.
8.5 SEAL. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.
8.6 RESIGNATIONS. Any director, committee member, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chair of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
8.7 SECURITIES OF OTHER CORPORATION. The Chair of the Board, the President, or any Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
8.8 MEETINGS BY REMOTE COMMUNICATION. Stockholders (acting for themselves or through a proxy), members of the Board of Directors, and members of a committee of the Board of Directors may participate in and hold a meeting of such stockholders, Board of Directors, or committee by means of remote communication, including but not limited to a conference telephone, videoconference transmission, internet chat room, or similar communications capability, provided that the Corporation implement reasonable measures to (i) verify the attendance and eligibility of remote participants, (ii) provide participants a reasonable opportunity to participate and vote, and (iii) record the votes and other actions taken by remote participants during the meeting. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
8.9 ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or by these by-laws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of the Board of Directors or a committee thereof, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the Board or committee, as the case may be.
8.10 INVALID PROVISIONS. If any part of these by-laws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

Exhibit 3.1
8.11 MORTGAGES, ETC. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.
8.12 HEADINGS. The headings used in these by-laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.
8.13 REFERENCES. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
8.14 AMENDMENTS. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the Board of Directors, or by the affirmative vote of the holders of not less than two-thirds (2/3) of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class.
8.15 FORUM FOR ADJUDICATION OF DISPUTES.
a.Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:
i.any derivative action or proceeding brought on behalf of the Corporation;
ii.any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders;
iii.any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these by-laws; or
iv.any action asserting a claim governed by the internal affairs doctrine;
in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Section 8.15 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 8.15 (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.15.

Exhibit 3.1
b.Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8.15(b).
8.16 CERTAIN DEFINITIONAL PROVISIONS.
a.In these by-laws:
“Affiliate” of a person shall mean another person that, directly or indirectly through one of more intermediaries, controls, is controlled by or is under common control with such person.
“Board” or “Board of Directors” means the Board of directors of the Corporation.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Lead Director” means the independent director elected by the Board by the affirmative vote of a majority of the non-management directors for a three-year term commensurate with that person’s term as director in accordance with the Corporation’s Corporate Governance Guidelines.

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